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Exhibit 23.2 Consent Of Independent Certified Public Accountants

                                                           [MORGAN COMPANY LOGO]


INDEPENDENT AUDITORS' CONSENT
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We consent to the use in the Registration Statement of MIV Therapeutics, Inc. to
Form SB-2 of our Auditors' Report, dated August 29, 2002, on the consolidated balance sheet of MIV Therapeutics, Inc. as of May 31, 2002 and the consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended May 31, 2002.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.




Vancouver, Canada                                           /s/ Morgan & Company

January 17, 2003                                           Chartered Accountants